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                       PUBLIC STORAGE PROPERTIES IX, INC.
                      600 North Brand Boulevard, Suite 300
                        Glendale, California 91203-1241

          This Proxy is Solicited on Behalf of the Board of Directors

   The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A of Public Storage Properties IX, Inc. ("PSP9") held of record by the undersigned on _______________, 1996, at the Special Meeting of Shareholders to be held on
_______________, 1996, and any adjournments thereof.

   In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.


[x]  Please mark votes as in this example.

 1. PROPOSED MERGER. To consider and vote upon the merger (the "PSP9 Merger") of PSP9 with and into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization among PSI, PSP9 and PS Business Parks, Inc. described in the accompanying Joint Proxy Statement and Prospectus.

        [_] FOR                   [_] AGAINST                [_] ABSTAIN

 2. PROPOSED AMENDMENT TO BYLAWS. To consider and vote upon a related amendment to PSP9's bylaws to authorize the PSP9 Merger in the form of Appendix E-1 to the accompanying Joint Proxy Statement and Prospectus.

        [_] FOR                   [_] AGAINST                [_] ABSTAIN

 3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

 The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement and Prospectus dated _______________, 1996.

 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                        Dated:  ____________________, 1996


                                        ______________________________________
                                                      Signature

                                        ______________________________________
                                              Signature if held jointly

                                        Please sign exactly as your name
                                        appears.  Joint owners should each sign.
                                        Trustees and others acting in a
                                        representative capacity should indicate
                                        the capacity in which they sign.

                                 Exhibit 99.1